Exhibit 99.3


Pro Forma Financial Information
-------------------------------

     The following unaudited pro forma condensed, combined financial statements reflect adjustments to the historical consolidated balance sheets and statements of operations of the Company and Bridgestone to give effect to the Acquisition, using the purchase method of accounting for business combinations.

     The unaudited pro forma condensed, combined statements of operations for the year ended March 31, 1999, and for the six months ended September 30, 1999, assume the Acquisition was effected on April 1, 1998. Bridgestone's December 31 fiscal year end financial statements have been combined with the Company's March 31 fiscal year end consolidated financial statements. Bridgestone's unaudited financial statements for the six months ended September 30, 1999 have been combined with the Company's unaudited consolidated financial statements for the same period.

     The pro forma and pro forma combined adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma combined condensed financial information should be read in conjunction with the historical financial statements of the Company and Bridgestone and the respective notes thereto. The unaudited pro forma combined condensed financial information is provided for information purposes only and does not purport to be indicative of the results which would have been attained had the Acquisition been completed on the date indicated, or which may be expected to occur in the future.

                         OPTICAL SECURITY GROUP, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                           As of September 30, 1999

                                                       Optical Security      Bridgestone
                                                          Group, Inc.     Technologies, Inc.                          Pro Forma
                                                         September 30,      September 30,       Pro Forma              Balance
                                                             1999               1999            Adjustments             Sheet
                                                       ----------------------------------------------------         ------------
ASSETS                                                                                           (Note 1)
Current Assets
      Cash                                               $   1,240,040       $    81,091          ($263,000) (a)    $  1,058,131
      Accounts receivable, net                               2,510,917           910,685                               3,421,602
      Inventory                                              1,290,407           521,454                               1,811,861
      Prepaid expenses                                         267,248            25,790                                 293,038
                                                       ----------------------------------------------------         ------------
                                                             5,308,612         1,539,020           (263,000)           6,584,632


      Property and equipment, net                            3,694,881         1,543,947                               5,238,828

      Other assets:
         Investment in unconsolidated subsidiaries                                                2,000,000  (b)       2,000,000
         Patents, net                                          271,961            12,159                                 284,120
         Goodwill, net                                       4,256,383                            6,994,065  (c)      11,250,448
         Licenses and other intangible assets, net             379,958             1,947             (1,947)             379,958
         Deposit and other assets                              705,253                                                   705,253
         Net long-term assets of
            discontinued operations                                  0                                                         0
                                                       ----------------------------------------------------         ------------
Total Assets                                                14,617,048         3,097,073          8,729,118           26,443,239
                                                       ====================================================         ============
LIABILITIES
Current Liabilities
      Accounts payable                                       1,073,693           594,961                               1,668,654
      Accrued expenses                                         654,594            11,230                                 665,824
      Current portion of capital leases                         38,557                                                    38,557
      Current portion of long-term obligations                 256,344           791,832          9,208,168  (d)      10,256,344
      Net current liabilities of discontinued
            operations                                         241,168                                                   241,168
                                                       ----------------------------------------------------         ------------
                                                             2,264,356         1,398,023          9,208,168           12,870,547

Capital lease obligations                                            0                                                         0
Long-term obligations                                        1,158,971           445,345           (445,345) (d)       1,158,971
Convertible debentures                                       3,270,000                                                 3,270,000
Due to shareholders                                                            1,087,396         (1,087,396) (e)               0
Deferred tax liability                                                           124,034           (124,034) (f)               0

Common stock subject to a put                                                                     1,700,000  (g)       1,700,000

Stockholders' equity:
      Voting preferred stock                                        18                                                        18
      Common stock                                              30,928            21,000            (21,000)              30,928
      Additional paid-in capital                            23,853,396                                                23,853,396
      Other comprehensive income                                54,402                                                    54,402
      Accumulated deficit                                  (16,015,023)          121,275           (601,275) (a)     (16,495,023)
      Treasury stock                                                            (100,000)           100,000                    0
                                                       ----------------------------------------------------         ------------
Total stockholders' equity                                   7,923,721            42,275           (522,275)           7,443,721
                                                       ----------------------------------------------------         ------------

Total liabilities and stockholders' equity               $  14,617,048       $ 3,097,073        $ 8,729,118         $ 26,443,239
                                                       ====================================================         ============

                         OPTICAL SECURITY GROUP, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       For the Year Ended March 31, 1999


                                                        Optical Security      Bridgestone                             Pro Forma
                                                           Group, Inc.    Technologies, Inc.                          Statement
                                                           Year ended         Year ended          Pro Forma               of
                                                         March 31, 1999   Deccember 31, 1998     Adjustments         Operations
                                                        ----------------------------------------------------       --------------
                                                                                                   (Note 2)
Revenues                                                    $14,172,133           $7,943,580     ($2,295,000) (a)   $  19,820,713
Cost of goods sold                                            7,919,501            5,115,806      (2,799,888) (b)      10,235,419
                                                        ----------------------------------------------------       --------------

Gross margin                                                  6,252,632            2,827,774         504,888            9,585,294

Operating expenses:
    Salaries and related costs                                2,972,955            1,351,806      (1,073,000) (c)       3,251,761
    Depreciation                                                216,245                                                   216,245
    Amortization                                                340,083                              466,273  (d)         806,356
    Other operating expenses                                  1,949,361            1,452,589      (1,021,189) (e)       2,380,761
                                                        ----------------------------------------------------       --------------

Total operating expenses                                      5,478,644            2,804,395      (1,627,916)           6,655,123
                                                        ----------------------------------------------------       --------------

Income from operations                                          773,988               23,379       2,132,804            2,930,171

Other income (expense):
    Interest income                                              33,447                                                    33,447
    Interest expense                                           (291,563)             (33,254)       (936,746) (f)      (1,261,563)
    Other income                                                 10,286                                                    10,286
    Foreign currency gain (loss)                                 (8,395)                                                   (8,395)
                                                        ----------------------------------------------------       --------------

Income before income taxes                                      517,763               (9,875)      1,196,058            1,703,946

Income tax (expense) benefit                                     10,310               11,239                  (g)          21,549
                                                        ----------------------------------------------------       --------------

Income from continuing operations                               528,073                1,364       1,196,058            1,725,495

Discontinued operations:
    Loss from operations                                     (1,648,146)                                               (1,648,146)
    Loss on disposal                                         (4,487,326)                                               (4,487,326)
                                                        ----------------------------------------------------       --------------
    Total loss from discontinued operations                  (6,135,472)                   0               0           (6,135,472)
                                                        ----------------------------------------------------       --------------

Net income (loss)                                            (5,607,399)               1,364       1,196,058           (4,409,977)
Dividends on preferred stock                                    143,440                                                   143,440
                                                        ----------------------------------------------------       --------------

Net income (loss) applicable to common stock                ($5,750,839)          $    1,364      $1,196,058          ($4,553,417)
                                                        ====================================================       ==============

Earnings (loss) per share:
    Basic:
        Continuing operations                               $      0.06                                             $        0.25
        Discontinued operations                                  ($1.03)                                                   ($0.98)
                                                        ---------------                                            --------------
        Net income (loss) applicable to common                   ($0.97)                                                   ($0.73)
                                                        ===============                                            ==============

    Diluted:
        Continuing operations                               $      0.06                                             $        0.25
        Discontinued operations                                  ($1.00)                                                   ($0.95)
                                                        ---------------                                            --------------
        Net income (loss) applicable to common                   ($0.94)                                                   ($0.70)
                                                        ===============                                            ==============

    Weighted average number of shares outstanding:
        Basic:                                                5,948,720              333,333                  (h)       6,282,053
        Diluted:
           Weighted shares outstanding                        5,948,720              333,333                            6,282,053
           Shares attributed to options and warrants            167,667                                                   167,667
                                                        ------------------------------------                       --------------
                                                              6,116,387              333,333                            6,449,720
                                                        ====================================                       ==============

                         OPTICAL SECURITY GROUP, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Six Months Ended September 30, 1999

                                                       Optical Security       Bridgestone                             Pro Forma
                                                          Group, Inc.      Technologies, Inc.                         Statement
                                                       Six months ended     Six months ended     Pro Forma               of
                                                     September 30, 1999     September 30, 1999  Adjustments           Operations
                                                   --------------------------------------------------------          -------------
                                                                                                 (Note 2)
Revenues                                                      $8,365,180      $3,618,642        $1,619,860)      (a)   $10,363,962
Cost of goods sold                                             4,450,104       3,382,508        (2,563,007)      (b)     5,269,605
                                                   -------------------------------------------------------           -------------

Gross margin                                                   3,915,076         236,134           943,147               5,094,357

Operating expenses:
      Salaries and related costs                               1,732,609         532,802          (393,302)      (c)     1,872,109
      Depreciation                                               145,945                                                   145,945
      Amortization                                               231,487                           233,136       (d)       464,623
      Other operating expenses                                   980,155         405,515          (189,804)      (e)     1,195,866
                                                   -------------------------------------------------------           -------------

Total operating expenses                                       3,090,196         938,317          (349,970)              3,678,543
                                                   -------------------------------------------------------           -------------

Income from operations                                           824,880        (702,183)        1,293,117               1,415,814

Other income (expense):
      Interest income                                             12,063                                                    12,063
      Interest expense                                          (190,807)        (40,957)         (444,043)      (f)      (675,807)
      Other income                                               207,954                                                   207,954
      Foreign currency gain (loss)                                (1,406)                                                   (1,406)
                                                   -------------------------------------------------------           --------------

Income before income taxes                                       852,684        (743,140)          849,074                 958,618

Income tax (expense) benefit                                                                                     (g)             0
                                                   -------------------------------------------------------           --------------

Income from continuing operations                                852,684        (743,140)          849,074                 958,618

Discontinued operations:
      Loss from operations                                                                                                       0
      Loss on disposal                                                                                                           0
                                                   -------------------------------------------------------           --------------
      Total loss from discontinued operations                          0               0                 0                       0
                                                   -------------------------------------------------------           --------------

Net income (loss)                                                852,684        (743,140)          849,074                 958,618
Dividends on preferred stock                                      71,720                                                    71,720
                                                   -------------------------------------------------------           --------------

Net income (loss) applicable to common stock                  $  780,964       ($743,140)       $  849,074             $   886,898
                                                   =======================================================           ==============

Earnings (loss) per share:
      Basic:                                                  $     0.13                                               $      0.14
      Diluted:                                                $     0.13                                               $      0.14

      Weighted average number of shares outstanding:
          Basic:                                               6,150,721         333,333                         (h)     6,484,054
          Diluted:
             Weighted shares outstanding                       6,150,721         333,333                                 6,484,054
             Shares attributed to options and                     27,171               0                                    27,171
             warrants
                                                   --------------------------------------                            --------------
                                                               6,177,892         333,333                                 6,511,225
                                                   ======================================                            ==============

NOTES TO PRO FORMA FINANCIAL STATEMENTS
---------------------------------------

1. Pro forma adjustments giving effect to the Acquisition in the unaudited pro forma balance sheets reflect the following:

    (a) Proceeds from the $10 million Applied loan were used or are earmarked for the purchase of Bridgestone in the amount of $8.0 million, the immediate payoff of existing Bridgestone debt (the Company's portion of which is $1,000,000), and transaction costs of approximately $1,263,000, including fees of $480,000 from a previous financing arrangement. The excess purchase price and associated costs of $263,000 have or will be funded out of the Company's existing cash balances.

    (b) As part of the Acquisition, the Company acquired 19.9% interests in Label Systems and Imaging in addition to the 100% interest in Bridgestone. Of the total purchase price, the amount of $2 million has been assigned to these minority interests.

    (c) Goodwill in the amount of $7.0 million on the purchase, including transaction costs, has been reflected on the pro forma balance sheet. Management has analyzed the future benefits of assets acquired and has arrived at a weighted life of 15 years for the amortization period.

    (d) Debt will increase $8,762,823 with the addition of the $10 million Applied loan, net of the payoff of existing Bridgestone debt of $1,000,000. Bridgestone debt in excess of $1,000,000 will be paid by the sellers. The Company's note for $1.5 million of additional purchase consideration has not been recognized, as it is a contingent obligation.

    (e) Existing loans owed by Bridgestone to its shareholders were assigned to the Company at closing, and will be canceled. The effect was to increase the net asset value of Bridgestone by reducing outstanding debt.

    (f) The deferred tax liability of Bridgestone will have no effect to the Company and has been eliminated for purposes of recording the purchase adjustments, thereby reducing liabilities.

    (g) The Company issued 333,333 restricted shares of common stock, subject to a put back to the Company, as part of the purchase price. These shares have been valued at $6.00 per share before adjusting for a 15% liquidity discount of $300,000.

2. Pro forma adjustments giving effect to the Acquisition in the unaudited pro forma statements of operations reflect the following:

    (a) Sales by Bridgestone to its largest customer include label-printing services provided by its affiliate, Label Systems. As agreed in the Bridgestone

         Acquisition agreement, Label Systems will retain this customer and Bridgestone will only provide the security portion of the product. Bridgestone will reflect reduced sales revenue, but will benefit by securing a higher margin on this portion of the finished product. Gross sales to this customer were $3,095,000 and $2,189,000 for the calendar year 1998 and the six months ended September 30, 1999, respectively. The revenues have been adjusted to 26% of total billing, or $800,000 and $569,000 on a pro forma basis for calendar year 1998 and the six months ended September 30, 1999, respectively.

    (b) The operations of Bridgestone will be moved to an existing facility currently operated by OpSec in Parkton, Maryland. This facility has the capacity to produce the products previously manufactured at the Bridgestone facility using existing equipment, or equipment acquired as part of the Acquisition. Additional staffing requirements are minimal. Some products will continue to be made at the Bridgestone facility under a transition agreement for up to 12 months after the effective date of the Acquisition. OpSec estimates that it will achieve an approximate 59% margin on these products during this transition period. The adjustment to cost of sales in the pro forma statements for the full year and the interim period reflect the costs of products that will yield a 59% margin.

    (c) Compensation and related costs for Bridgestone will be reduced significantly after the Acquisition. Officer/shareholder compensation of $600,000 and $300,000 for 1998 and the six months ended September 30, 1999 will not continue. Other staffing requirements are minimal, as only 8 to 10 significant sales relationships are being transferred. Existing office, accounting and production management functions will not be affected by the purchase and the merging of operations.

    (d) Goodwill in the amount of $7.0 million on the purchase has been reflected on the pro forma balance sheet. Management has analyzed the future benefits of the assets acquired and has arrived at a weighted life of 15 years for the amortization period.

    (e) After the Acquisition, Bridgestone's operations will be housed within an existing OpSec facility. Besides savings in facilities administrative costs, and professional fees, OpSec will also not maintain the same level of research and development costs over and above those already being incurred within OpSec. These costs in calendar 1998 alone for Bridgestone were $124,084. OpSec has budgeted $431,000 for non-compensation related costs (including research and development), primarily for travel and marketing.

    (f) The cash portion of the Acquisition purchase price and transaction expenses were funded by a $10 million loan from Applied. The loan carries an interest rate equal to Applied's cost of funds plus 2%, currently 9.7%. Annual interest expense for this facility would be $970,000. Term and revolving debt in Bridgestone at closing will be paid off following the Acquisition. Interest expenses for Bridgestone of $33,254 and $20,063 for calendar 1998 and the six months ended September 30, 1999, respectively, has been eliminated upon the substitution of the new OpSec facility.

    (g) Income tax expense has not been provided for. OpSec currently has a net operating loss carryforward in excess of $6 million. The pro forma statement of operations for the year ended March 31, 1999 is in a loss position, and the net income shown for the six months ended September 30, 1999 is fully offset by the existing net operating loss. However, the Company's ability to utilize its net operating losses may be limited as a result of this transaction.

    (h) Shares of OpSec common stock were issued to the Sellers in the Acquisition as part of the total purchase price. The amount issued at closing was 333,333 shares, subject to later adjustment under certain situations, which have not been reflected in the pro forma statements.